UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 24, 2018

Weyland Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079
New York, NY 10004
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(808) 829-1057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging Growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 8.01  Other Events.

On September 24, 2018, Weyland Tech Inc. (the “Company” or “we”) announced that it has made available, to its transfer agent, DTCC and DTC Participants with positions in WEYL, instructions for receiving the spin-off shares of its Weyland AtoZ Pay subsidiary (“WAI”), which holds a 49% equity ownership interest in PT Weyland Indonesia Perkasa, a limited liability company organized under the laws of the Republic of Indonesia (“WIP”). WIP’s primary business operations includes a digital financial transactions app serving the rapidly growing Indonesia e-commerce and e-payment markets (“eWallet”).

The Company’s shareholders of record as of the close of trading on September 28, 2018, the record date for the spin-off, will receive a pro-rata distribution of one (1) share of common stock of WAI for each five (5) shares of the Company’s common stock held as of the record date. Fractional shares of WAI common stock will not be issued in the distribution.  The spin-off is expected to be effective as of the end of the day on November 15, 2018, the new distribution date for the spin-off.

As the spin-off will be processed outside of DTCC, the Company’s “Spin-Off Processing Instructions for DTC Participants” provide DTC Participants with instructions for receiving the distribution for their beneficial owners. The instructions provide, in part, that:

• In order to obtain the spin-off shares for their clients, each DTC Participant must submit to the Company, no later than October 15, 2015, a beneficial owner list, as of the record date.

• The spin-off shares will be issued by the Company’s transfer agent in certificate form.

• Certificates for each non-objecting beneficial owner (“NOBO”) will be issued in the name of the NOBO and mailed directly to the NOBO at their account address provided in the beneficial owner list.

• Certificates for each objecting beneficial owner (“OBO”) will be issued in the name of the DTC Participant, for the benefit of the OBO, and mailed directly to the DTC Participant, in accordance with the OBO delivery instructions contained in the DTC Participant’s Beneficial Owner List Transmittal, for further processing in accordance with their OBOs’ instructions.

• With respect to WEYL shares held in retirement accounts, the Company will issue certificates for the spin-off shares in the name of the respective DTC Participant, as custodian for, and for the benefit of, the particular retirement account (e.g., Participant Name, Custodian FBO John Smith Roth IRA), and such shares will be mailed directly to the DTC Participant, in accordance with the retirement account delivery instructions contained in the DTC Participant’s Beneficial Owner List Transmittal.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1

Press release dated for September 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: September 25, 2018	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO